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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated June 9, 2000 included in Registration Statement on Form S-4 (File No. 333-39924). It should be noted that we have not audited any financial statements of Cybergold subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                        /s/ Arthur Andersen LLP

San Francisco,
October 23, 2000